UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2009

WELLS TIMBERLAND REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53193	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (770) 449-7800

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Master Purchase Agreement

On July 11, 2008, Wells Timberland REIT, Inc. (the “Company”), entered into a master purchase agreement (the “Master Purchase Agreement”), by and among the Company, Wells Timberland Management Organization, LLC (“Wells TIMO”), a Georgia limited liability company that serves as the Company’s advisor, Wells-DFH Timberland Nr. 88 GmbH & Co. KG, a German closed end fund (the “2008 Fund”), and Deutsche Fonds Holding AG, a corporation organized under the laws of Germany (“DFH”). Pursuant to the Master Purchase Agreement, the Company agreed to sell up to 53,763,441 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to the 2008 Fund, at a price per share of $9.30, for an aggregate purchase price of up to approximately $500 million. The 2008 Fund’s right to purchase Shares pursuant to the Master Purchase Agreement expired on December 31, 2008.

On April 8, 2009, the Company entered into an Amended and Restated Master Purchase Agreement (the “Amended and Restated Master Purchase Agreement”) by and among the Company, Wells TIMO, DFH, the 2008 Fund, and Wells-DFH Materia Nr. 88 GmbH & Co. KG, a German closed-end fund (the “2009 Fund”), (such funds, together with the 2008 Fund, are referred to herein as the “Funds”). DFH is not, and the 2009 Fund (prior to purchasing any shares of the Company’s Common Stock pursuant to the Amended and Restated Master Purchase Agreement) is not, in any way affiliated with the Company, Wells TIMO or any of their respective affiliates. Pursuant to the Amended and Restated Master Purchase Agreement, the Company has agreed to sell the Shares that were not sold to the 2008 Fund to the 2009 Fund at a price per share of $9.30, for an aggregate purchase price of up to approximately $500 million (the “German Offering”). The Company may increase, in its sole discretion, the size of this offering up to a maximum of 107,526,881 shares of Common Stock to accommodate any additional German closed-end fund, or other German investment vehicles, that may become a party to the Amended and Restated Master Purchase Agreement in the future (such funds and vehicles, together with the 2009 Fund, are referred to herein as the “Funds”). The Funds’ right to purchase Shares pursuant to the Amended and Restated Master Purchase Agreement will continue until the earlier of (i) the sale of all of the Shares offered thereby, or (ii) December 31, 2010.

The sale of Shares pursuant to the Amended and Restated Master Purchase Agreement is being conducted pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and is separate and in addition to the Company’s ongoing, concurrent public offering.

Pursuant to the Amended and Restated Master Purchase Agreement, the Funds may purchase some or all of the Shares available for purchase thereunder in one or more subscriptions, in each case by signing and delivering to the Company a subscription agreement relating to each such purchase (a “Subscription Agreement”). The Funds are not required to purchase any Shares in the German Offering, and the Company does not, and cannot, make any assurances that the Funds will purchase any minimum number of Shares, or that the German Offering will result in the Company’s receipt of any minimum amount of proceeds. Each closing (each a “Closing”) and settlement of the Funds’ purchases of Shares will take place on such dates as are mutually agreed upon by the parties (each a “Closing Date”), and will occur no later than the third business day following the acceptance of the applicable Subscription Agreement by the Company. The Company will pay a distribution fee to DFH at each Closing in consideration for procuring the Funds, and, indirectly the Funds’ equity owners as investors in the Shares, equal to 1.0% of the aggregate purchase price of the Shares purchased at such Closing.

In the Company’s ongoing, concurrent public offering, shares of its Common Stock are typically sold to investors at a price per share of $10.00 and, after the application of the 7.0% sales commission and the 1.8% dealer manager fee, the Company receives net proceeds (before expenses) from its publicly offered shares of $9.12 per share. In the German Offering, the Company is selling shares of Common Stock to the Funds at a price per share of $9.30. The Funds will not pay the sales commission or the dealer-manager fee in connection with the German Offering; however, the Company will pay DFH a distribution fee equal to 1.0% of the gross proceeds that the Company receives in respect of Shares sold in the German Offering. As a result, in the German Offering, the Company will receive net proceeds (before expenses) from shares sold to the Funds of $9.21 per share (which is greater than the $9.12 per share that it receives in its public offering after deducting the sales commission and the dealer manager fee).

Excepted Holder Limit. Section 6.1 of the Company’s proposed Fourth Articles of Amendment and Restatement as presented to and approved by the Board (the “Fourth Amended Articles”) will, once adopted by the Company’s stockholders, amend the Company’s current Third Articles of Amendment and Restatement, and will impose various restrictions on the ownership of shares of the Company’s capital stock to assist the Company in meeting the ownership tests necessary in order the Company to qualify as a real estate investment trust for tax purposes. In connection with the German Offering, and conditioned upon the approval of the Fourth Amended Articles by the Company’s stockholders and the filing of such Fourth Amended Articles with the Maryland State Department of Assessments and Taxation, the Company’s Board of Directors waived the application of the Fourth Amended Articles’ ownership limits with respect to the 2009 Fund’s purchase and ownership of the Shares when such ownership limits become effective, and granted the 2009 Fund an “Excepted Holder Limit” permitting the 2009 Fund to purchase up to 91% in value or in number of shares, whichever is more restrictive, of Common Stock, based upon certain representations and covenants made by the 2009 Fund in the Amended and Restated Master Purchase Agreement to, and for the benefit of, the Company.

Voting Agreement. As a condition to purchasing the Shares pursuant to the Amended and Restated Master Purchase Agreement, the 2009 Fund entered into a voting agreement relating to the voting rights of such Shares, and delivered to the Company an irrevocable proxy, so that the Company can vote the Shares on the 2009 Fund’s behalf, in accordance with this voting agreement. In summary, the voting agreement provides as follows:

o	If and when the Funds collectively own 50.0% or more of the Company’s total outstanding shares of Common Stock, the Company will vote the Shares in a manner that supports the vote cast by the Company’s other stockholders. Specifically, the Company will vote the Shares for or against any matter upon which a stockholder vote is required in proportion to the number of votes cast for or against such matter by the Company’s other stockholders.

o	During any period beginning on the date when the Funds collectively own less than 50.0% but greater than 30.0% of the Company’s total outstanding shares of Common Stock (each such date, a “Minority Ownership Date”) and ending on the date that is the earlier of (1) the date when the Funds collectively own less than 30.0% of the Company’s total outstanding shares of Common Stock or (2) the date that is the three year anniversary of the Minority Ownership Date (such date, a “Termination Date”), the Company will continue to vote the Shares in a manner that supports the vote cast by the Company’s other stockholders, as described above, in respect of the following matters:

•	the election of directors to the Company’s Board of Directors;

•	the ratification of the Company’s independent auditors;

•

any proposed amendments to the Company’s charter that (x) are not material to the Funds’ interests as stockholders of the Company; and/or (y) are necessary or appropriate to ensure that the charter complies with the regulatory requirements or comments of the Securities and Exchange Commission (the “Commission”), the Financial Industry Regulatory Authority, any of the States or other jurisdictions in which the Company sells, or seeks to sell, any of its securities, or the applicable policies and guidelines of the North American Securities Administration Association (“NASAA”) (including, without limitation, the NASAA Statement of Policy Regarding Real Estate Investment Trusts); and

•	any other matters the outcome of which could not reasonably be expected to have a material and adverse effect on the Funds’ interests as stockholders of the Company.

With respect to all other matters requiring a vote of the Company’s stockholders during this period, the Funds are entitled to freely vote their Shares at the discretion of the Funds’ managing limited partners.

o	The voting agreement will terminate upon the earlier to occur of (1) the Termination Date or (2) July 31, 2013.

In all cases where the Funds are entitled to freely vote their Shares, the managing limited partner of each Fund will vote such Fund’s Shares in a single block, such that all of the Funds’ shares will be voted for or against any particular matter that is being voted upon by the Company’s stockholders.

Registration Rights. Pursuant to the Amended and Restated Master Purchase Agreement, the Company has agreed that, in the event of any liquidation or dissolution of the Company, any sale, exchange or disposition of all or substantially all of the Company’s assets in a single transaction or a series of transactions, a merger of the Company with or into any other person, or any listing of the Company’s Common Stock on any nationally or internationally recognized securities exchange, the Company and Wells TIMO will use their reasonable best efforts to register the resale of the Shares with the Commission and any other applicable securities commissions or similar bodies.

Item 9.01.	Financial Statements and Exhibits.

A copy of the Amended and Restated Master Purchase Agreement is attached as Exhibit 10.1 to this current report on Form 8-K.

Exhibit Number	Description

10.1	Amended and Restated Master Purchase Agreement, dated as of April 8, 2009, by and among Wells Timberland REIT, Inc., Wells Timberland Management Organization, LLC, Wells-DFH Timberland Nr. 88 GmbH & Co. KG, Wells-DFH Materia Timberland Nr. 88 GmbH & Co. KG, and Deutsche Fonds Holding AG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLS TIMBERLAND REIT, INC.

Date: April 8, 2009	By:	/s/ Randall D. Fretz
Randall D. Fretz Senior Vice President